Exhibit 10.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”), dated as of December 23, 2024 but will become effective January 6, 2025 (the “Effective Date”), is entered into by and between Vape World Distribution Ltd. (the “Company”), and Rob Shields (the “Employee”). (Company and Employee are sometimes individually referred to herein as a “Party” and collectively as the “Parties”).

WHEREAS, the Company and the Employee desire to enter into an employment agreement to set forth the terms and conditions of Employee’s employment with the Company starting on the Effective Date.

NOW, THEREFORE, in consideration of the foregoing recitals, which are made a part hereof, the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Employment Term. Unless terminated earlier in accordance with Section 4 hereof, Employee’s employment with the Company pursuant to this Agreement shall be for an initial term of one (1) year commencing on the Effective Date and ending on the first (1st) anniversary of the Effective Date (the “Initial Term”). Thereafter, this Agreement shall be automatically renewed for successive one-year terms commencing on the applicable anniversary of the Effective Date (each such successive year being a “Renewal Term,” and, together with the Initial Term, or such lesser period in the event of termination of Employee’s employment prior to the expiration of the Initial Term or a Renewal Term by a Party pursuant to the provisions of this Agreement, the “Employment Term”), unless either Party gives written notice to the other Party not less than sixty (60) days prior to the end of the Initial Term or a Renewal Term, as the case may be, of such Party’s election not to renew this Agreement (“Notice of Non-Renewal”).

2. Position and Duties; Exclusive Employment; Principal Location; No Conflicts.

(a) Position and Duties. During the Employment Term, the Employee shall serve as Chief Growth Officer for the Company as the employer of record, its parent companies and affiliates, including but not limited to Greenlane Holdings, Inc. (“Greenlane”) and Warehouse Goods, LLC, reporting directly to the Company’s Chief Executive Officer (the “CEO”), and shall have such duties, authority, and responsibility as shall be assigned and determined from time to time by the CEO, including duties and responsibilities for the Company and its current and any future parent, subsidiaries and affiliates, including but not limited to Greenlane Holdings, Inc. and Greenlane Holdings, LLC, and Warehouse Goods, LLC (the Company and its current and any future parent, subsidiaries and affiliates are collectively referred to herein as the “Company Group”) without additional compensation or benefits other than as set forth in this Agreement.

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(b) Exclusive Employment. Except as permitted under this section, Employee agrees to devote Employee’s full business time and attention exclusively to the performance of Employee’s duties hereunder and in furtherance of the business of the Company Group. Employee shall (i) perform Employee’s duties and responsibilities hereunder honestly, in good faith, to the best of Employee’s abilities in a diligent manner, and in accordance with the Company Group’s policies and applicable law, (ii) promote the success of the Company Group, (iii) not do anything, or permit anything to be done at Employee’s direction, that is intended to be inconsistent with Employee’s duties to the Company Group or opposed to the best interests of the Company Group or which is a conflict of interest, and (iv) not be or become an officer, director, manager, employee, advisor, or consultant of any business other than that of the Company Group, unless the Employee receives advance written approval from the CEO and any other approvals required under the written policies of the Company Group. Employee shall not, during Employee’s employment with the Company, be involved directly or indirectly, in any manner, as a partner, officer, director, stockholder, member, manager, consultant, advisor, investor, creditor or employee for any company engaged in a substantially similar business to the Company Group; however, Employee may use Employee’s personal funds to invest in a publicly traded company that engages in a similar business, but shall not own more than two (2%) percent of the stock thereof. Notwithstanding the foregoing, Employee may engage in civic and not-for-profit activities, as long as such activities do not interfere with Employee’s performance of Employee’s duties to the Company Group or the commitments made by Employee in this Section 2(b).

(c) Principal Location; Travel. During the Employment Term, the Employee shall perform the duties and responsibilities required by this Agreement remotely from the Employee’s location in Ontario, Canada and will be required to travel to other locations, including internationally, as may be necessary to fulfill the Employee’s duties and responsibilities hereunder.

(d) No Conflict. Employee represents and warrants to the Company that Employee has the capacity to enter into this Agreement, and that the execution, delivery and performance of this Agreement by Employee will not violate any agreement, undertaking or covenant to which Employee is party or is otherwise bound, including any obligations with respect to non-competition, non-solicitation, or proprietary or confidential information of any other person or entity.

(e) Personal Information. Employee consents to the collection, use and disclosure of his personal information in the course of the employment relationship, as necessary to administer that relationship and including, but not limited to, information required to administer any benefit plans or programs (the “Personal Information”). Employee further understands that the Company may be required to disclose certain Personal Information to the Company Group and third party service providers, namely providers of compensation and payroll services and insurance services relating to any benefit plans or programs offered by the Company Group. Employee understands that these recipients of the Personal Information may be located in the United States and elsewhere.

3. Compensation; Benefits.

(a) Base Salary. During the Employment Term, the Company shall pay to Employee an annualized base salary of Two Hundred and Fifty Thousand and No/100 US Dollars ($250,000.00) (the “Base Salary”), which shall be payable in regular installments in accordance with the Company’s customary payroll practices and procedures, but in no event less frequently than monthly, and prorated for any partial year worked. The Base Salary is subject to review annually throughout the Employment Term by the Compensation Committee (the “Compensation Committee”) of the Board and the Board and may be subject to increase in the Board’s discretion. The Company shall withhold from each compensation payment made to Employee the required statutory withholding and other employment-related taxes, as well as cost of any premiums for benefits for which Employee must make a contribution. Employee understands that he will be paid on a bi-weekly pay cycle.

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(b) Incentive Compensation.

(i) Annual Bonus.

(A) Amount. For each complete fiscal year during the Employment Term, Employee shall be eligible to receive an annual performance-based bonus (the “Annual Bonus”) based upon achieved Company performance metrics for the given fiscal year and/or Employee achievement of identified individual performance goals, all as determined by the Compensation Committee of Greenlane Holdings, Inc. (the “Compensation Committee”) within the first quarter of such applicable fiscal year during the Employment Term. As of the Effective Date, the Employee’s annual target bonus opportunity shall be equal to fifty percent (50%) of his Base Salary. The terms, amount, and award of an Annual Bonus is within the sole discretion, and subject to the approval, of the Compensation Committee and the Board of Directors of Greenlane Holdings, Inc (the “Board”).

(B) Timing of Payment. Any Annual Bonus awarded shall be paid in the immediately following fiscal year to the fiscal year to which the Annual Bonus relates at the same time bonuses are paid to other executives of the Company.

(C) Form of Payment. In the Compensation Committee’s complete and sole discretion, any Annual Bonus awarded by the Board may be (i) paid in cash, (ii) by the issuance of Awards under the Greenlane Holdings, Inc. 2019 Equity Incentive Plan (or any successor plan thereto) (the “Plan”), or (iii) any combination of (i) and (ii).

(D) Conditions to Payment. To be eligible to receive such Annual Bonus, Employee must (i) remain continuously employed with and by the Company (or any member of the Company Group) through the last day of the fiscal year to which the Annual Bonus relates, and (ii) be in good standing with the Company and all members of the Company Group, (i.e., not under any type of performance improvement plan, disciplinary suspension, warning, or the like) as of the last day of the fiscal year to which the Annual Bonus relates. Unless otherwise provided in this Agreement, if Employee incurs a termination of employment prior to the last day of the fiscal year to which the Annual Bonus relates, Employee shall not be entitled to any Annual Bonus for such fiscal year.

(ii) Equity Award.

(A) Equity Awards. Employee may be eligible to receive long term equity incentive compensation award as determined by the Compensation Committee in its sole discretion under the Greenlane Holdings, Inc. 2019 Equity Incentive Plan (or any successor plan thereto) (the “Plan”) during the Employment Term (an “Equity Award”). With input from the Company, any Equity Award will be determined under the equity grant policies established by the Compensation Committee taking into consideration current market practice, affordability, performance, as well as other factors determined by the Compensation Committee to be relevant, and any such Equity Award shall be subject to the underlying terms and conditions of the Plan.

(iii) Clawback Provisions. Notwithstanding anything to the contrary contained herein and without limiting any other rights and remedies of the Company, the Company Group or Greenlane (including as may be required by law), if Employee has engaged in fraud or other willful misconduct that contributes to any financial restatements or a loss to the Company or Greenlane or any member of the Company Group, the Company (with respect to the Annual Bonuses) or Greenlane (with respect to Equity Awards) shall recover, for the 3-year period preceding the date on which the Company or Greenlane (or any member of the Company Group), as the case may be, has suffered a loss and/or is required to prepare the account restatements (whichever is earlier), the amount by which any incentive compensation paid to Employee exceeded the lower amount that would have been payable to Employee after giving effect to the restated financial results or the loss, in one or more of the following methods:

(A) Require repayment by Employee of any Annual Bonus (net of any taxes paid by Employee on such payments) previously paid to Employee,

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(B) Cancel any earned but unpaid Annual Bonus or unissued Equity Award,

(C) Rescind the exercise and/or vesting of any Equity Awards and the delivery of shares of Greenlane’s common stock upon such exercise or vesting,

(D) Cause all outstanding unvested and unexercised equity rights under the Plan, that are currently held by Employee, to be terminated and become null and void, or

(E) Adjust the future compensation of Employee to recover the amount.

In addition, the Employee’s Annual Bonus and Equity Awards shall be subject to any other clawback or recoupment policy of the Company, Greenlane and/or the Plan, as the case may be, as may be in effect from time to time, including for fraud or other willful misconduct that contributes to any financial restatements or loss to the Company, or any clawback or recoupment as may be required by applicable law.

(c) Welfare Benefit Plans. Effective at date of hire of the Employment Term, Employee shall be eligible for participation in the welfare benefit plans, practices, policies and programs (including, if applicable, medical, dental, disability, employee life, group life and accidental death insurance plans and programs) that are maintained by, contributed to or participated in by the Company, subject in each instance to the underlying terms and conditions (including plan eligibility provisions and premium payments by Employee) of such plans, practices, policies and programs.

(d) Expenses. Subject to Section 24 below, during the Employee’s employment with the Company, the Employee shall be entitled to reimbursement of all documented reasonable business expenses incurred by the Employee in accordance with the policies, practices and procedures of the Company applicable to employees of the Company, as in effect from time to time.

(e) Fringe Benefits. During the Employment Term, the Employee shall be eligible to receive such fringe benefits and perquisites as are provided by the Company, in its sole discretion, to its employees from time to time, in accordance with the policies, practices and procedures of the Company.

(f) Time Off/Vacation. During the Employment Term, Employee will be provided with paid time off as needed in accordance with the plans, policies, programs and practices of the Company Group applicable to its executives, and, in each case, subject to the prior consent of the CEO or the CEO’s designee.

(g) Public Holidays. Vape World will grant Employee holiday time off for the holidays listed below, subject to the requirements of the ESA:

●	New Year’s Day
●	Family Day
●	Good Friday
●	Easter Monday
●	Victoria Day
●	Canada Day
●	Civic Day
●	Labour Day
●	Thanksgiving Day
●	Remembrance Day
●	Christmas Day
●	Boxing Day (December 26).

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The amount of public holiday pay to which an Employee is entitled is all of the regular wages earned by the Employee in the four work weeks before the work week with the public holiday plus all of the vacation pay payable to the employee with respect to the four work weeks before the work week with the public holiday, divided by 20.

(h) Withholding Taxes. All forms of compensation paid or payable to the Employee from the Company or the Company Group, whether under this Agreement or otherwise, are subject to reduction to reflect applicable withholding and payroll taxes pursuant to any applicable law or regulation.

4. Termination. This Agreement and Employee’s employment with the Company may be terminated in accordance with any of the following provisions.

(a) Termination By the Company Without Cause. The Company may terminate this Agreement and Employee’s employment with the Company at any time without Cause (as defined in Section 4(d)) by providing four weeks written notice of termination to Employee during the first four years of the Employment Term (“Company Notice Period”) During the fifth year of the Employment Term and thereafter, the Company Notice Period shall be one week of notice per year of employment, up to a maximum during the 8th year of employment and thereafter of eight weeks of notice. Notwithstanding the foregoing, if the Company provides Employee with notice of termination pursuant to this Section 4(a), the Company will have the option of requiring Employee to immediately vacate the Company’s premises and cease performing Employee’s duties hereunder. If the Company so elects this option, then the Company will be obligated to provide the compensation and benefits hereunder to Employee for the duration of the relevant Company Notice Period.

(b) Resignation By Employee. Employee may terminate this Agreement and Employee’s employment with the Company for any reason, by providing written notice to the Company at least fourteen (14) days prior to the effective date of termination (the “Employee Notice Period”). During the Notice Period, Employee shall continue to perform the duties of Employee’s position and the Company shall continue to compensate Employee as set forth herein. Notwithstanding the foregoing, if Employee provides the Company with notice of termination pursuant to this Section 4(b), the Company will have the option of requiring Employee to immediately vacate the Company’s premises and cease performing Employee’s duties hereunder. If the Company so elects this option, then the Company will be obligated to provide the compensation and benefits hereunder to Employee for the duration of the Employee Notice Period.

(c) Termination By the Company For Cause. The Company may immediately terminate this Agreement and Employee’s employment with the Company for Cause, which shall be effective upon delivery by the Company of notice to Employee of such termination. For purposes of this Agreement, “Cause” shall mean, with respect to the Employee, one or more of the following: (i) the charging of the Employee of the commission of a felony or other crime involving moral turpitude whether or not such felony or other crime was committed in connection with the business of the Company Group; (ii) the charging and/or commission of any act or omission involving willful misconduct, moral turpitude, misappropriation, embezzlement, dishonesty, or fraud in connection with the performance of the Employee’s duties and responsibilities hereunder; (iii) reporting to work under the influence of alcohol or illegal drugs, or other conduct causing the Company Group public disgrace or disrepute, whether in conjunction with the performance of Employee’s duties on behalf of the Company Group or otherwise; (iv) failure to perform Employee’s duties and responsibilities as reasonably directed by the CEO to the satisfaction of the CEO; (v) any act or omission deliberately aiding or abetting a competitor of the Company Group; (vi) breach of any applicable fiduciary duty to the Company Group; or (vii) any other material breach of this Agreement.

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(d) Termination as a Result of Death or Disability of Employee. This Agreement and the Employee’s employment with the Company shall terminate automatically upon the date of the Employee’s death without notice by or to either Party. This Agreement and the Employee’s employment with the Company shall be terminated upon thirty (30) days’ written notice by the Company to the Employee that the Company has made a good faith determination that the Employee has a Disability that cannot be accommodated under the requirements of law. For purposes of this Agreement, “Disability” means the incapacity or inability of the Employee, whether due to accident, sickness or otherwise, as confirmed in writing by a medical doctor acceptable to the Company, to perform the essential functions of the Employee’s position under this Agreement, even with reasonable accommodation, for ninety (90) consecutive days OR an aggregate of one hundred eighty (180) days during any twelve (12) month period of the Employee’s employment with the Company provided however, in the event that the Company temporarily replaces Employee, or transfers the Employee’s duties or responsibilities to another individual on account of the Employee’s inability to perform such duties due to an incapacity which is, or is reasonably expected to become, a Disability, then the Employee’s employment shall not be deemed terminated by the Company and Employee shall not be able to resign with Good Reason as a result thereof (for the avoidance of doubt, the Employee shall resume his employment under this Agreement upon his return from any such temporary inability to perform such duties or physical incapacity that does not become a Disability). Upon written request by the Company, the Employee shall, as soon as practicable, provide the Company with medical documentation and other information sufficient to enable the Company to determine whether the Employee has a Disability.

5. Obligations of the Company Upon Termination.

(i) Termination By the Company Without Cause If the Employee incurs a “separation from service” from the Company (within the meaning of Section 409A(a)(2)(A)(i) of the Code and Treasury Regulation Section 1.409A-1(h)) (a “Separation from Service”) during the Employment Term, by reason of a termination of the Employee’s employment by the Company without Cause: The Company shall pay Employee within thirty (30) days after the effective date of termination or by such earlier date if required by applicable law, (A) the aggregate amount of Employee’s earned but unpaid Base Salary then in effect, (B) incurred but unreimbursed documented reasonable reimbursable business expenses through the date of such termination; and (C) any other amounts due under applicable law, in each case earned and owing through the date of termination (the “Accrued Obligations”). In addition to the Accrued Obligations, upon the Employee timely signing and not revoking the general release in the form attached hereto as Exhibit A (the “Release”), the Company shall pay to the Employee severance equal to (i) three (3) months Base Salary in effect on the date of termination plus 3 months medical and dental benefits in existence on date of termination (or similar), if such termination occurs during the first six months after the Effective Date of this Agreement ( the “First Six Months”), (ii) six (6) months Base Salary in effect on the date of termination plus 6 months medical and dental benefits in existence on date of termination (or similar), if such termination occurs after the First Six Months but prior to the first twelve months after the Effective Date of this Agreement (the “Second Six Months”), or (iii) nine (9) months of the Base Salary in effect on the date of termination plus 9 months medical and dental benefits in existence on date of termination (or similar), if such termination occurs after the Second Six Months (the “Severance”). In addition to the Accrued Obligations and the Severance, the Company shall pay to Employee the amount of any discretionary Annual Bonus earned which has been awarded by the Compensation Committee, but not yet paid, with respect to the fiscal year prior to the fiscal year in which the date of termination of Employee’s employment with the Company occurs which such payment shall be made to Employee in accordance with Section 3(b) hereof (the “Earned Bonus”) and pro-rated based on the number of days in which the calendar year in which the Employee was employed for that calendar year to which the bonus relates.

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The Severance shall be payable in equal installments in accordance with the Company’s regular payroll practices and subject to all customary withholding and deductions. The payments of the Severance shall begin on the first normal payroll date that is after the later of (i) the date on which the Employee delivered to the Company the Release signed by the Employee, or (ii) the end of any applicable revocation period (unless a longer period is required by law).

(b) Termination By the Employee For Any Reason; Termination By the Company For Cause; Termination Due to Death or Disability of Employee. If the Employee terminates the Employee’s employment and this Agreement for any reason other than Good Reason, the Company terminates the Employee’s employment and this Agreement for Cause, or due to the Employee’s death or Disability, then the Company’s obligation to compensate the Employee shall in all respects cease as of the date of termination, except that the Company shall pay to the Employee (or the Employee’s estate in the event of death) (i) the Accrued Obligations within thirty (30) days after the effective date of termination (or by such earlier date if required by applicable law), and (ii) the Earned Bonus for the prior year, if any, in accordance with Section 3(a) hereof.

(c) Exclusive Benefits. Notwithstanding anything to the contrary set forth herein, except as expressly provided in this Section 5, the Employee shall not be entitled to any additional payments or benefits upon or in connection with the Employee’s termination of employment with the Company.

6. Non-Disclosure of Confidential Information.

(a) Confidential Information. The Employee acknowledges that in the course of the Employee’s employment with the Company Group, the Employee previously was provided with, had access to, accessed, and used Confidential Information (as defined herein) of the Company Group. Employee further acknowledges that in the course of Employee’s continuing employment with the Company, the Employee will use, have access to, and develop Confidential Information (as defined herein) of the Company Group. For purposes of this Agreement, “Confidential Information” shall mean and include all information, whether written or oral, tangible or intangible (in any form or format), of a private, secret, proprietary or confidential nature, of or concerning the Company Group or the business or operations of the Company Group, including without limitation: any trade secrets or other confidential or proprietary information which is not publicly known or generally known in the industry; the identity, background, and preferences of any current, former, or prospective clients, suppliers, vendors, referral sources, and business affiliates; pricing and financial information; current and prospective client, supplier, or vendor lists and leads; proposals with prospective clients, suppliers, vendors, or business affiliates; contracts with clients, suppliers, vendors or business affiliates; marketing plans; brand standards guidelines; proprietary computer software and systems; marketing materials and information; information regarding corporate opportunities; operating and business plans and strategies; research and development; policies and manuals; personnel information of employees that is private and confidential; any information related to the compensation of employees, consultants, agents or representatives of the Company Group; sales and financial reports and forecasts; any information concerning any product, technology or procedure employed by the Company Group but not generally known to its current or prospective clients, suppliers, vendors or competitors, or under development by or being tested by the Company Group; any inventions, innovations or improvements covered by Section 9 hereof; and information concerning planned or pending acquisitions or divestitures. Notwithstanding the foregoing, the term Confidential Information shall not include information which (A) becomes available to Employee from a source other than the Company Group or from third parties with whom the Company Group is not bound by a duty of confidentiality, or (B) becomes generally available or known in the industry other than as a result of its disclosure by Employee.

(i) During the course of Employee’s employment with the Company, Employee agrees to use Employee’s best efforts to maintain the confidentiality of the Confidential Information, including adopting and implementing all reasonable procedures prescribed by the Company Group to prevent unauthorized use of Confidential Information or disclosure of Confidential Information to any unauthorized person.

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(ii) Employee agrees that all Confidential Information shall be the Company Group’s sole property during and after Employee’s employment with the Company. Employee agrees that Employee will not remove any hard copies of Confidential Information from the Company Group’s premises, will not download, upload, or otherwise transfer copies of Confidential Information to any external storage media, cloud storage, personal email address of Employee or email address that is not owned by the Company Group (except as necessary in the performance of Employee’s duties for the Company Group and for the Company Group’s sole benefit), and will not print hard copies of any Confidential Information that Employee accesses electronically from a remote location (except as necessary in the performance of Employee’s duties for the Company Group and for the Company Group’s sole benefit).

(iii) Other than as contemplated in Section 6(a)(iv) below, in the event that Employee becomes legally obligated to disclose any Confidential Information to anyone other than to the Company Group, Employee will provide the Company with prompt written notice thereof so that the Company may seek a protective order or other appropriate remedy and Employee will cooperate with and assist the Company in securing such protective order or other remedy. In the event that such protective order is not obtained, or that the Company waives compliance with the provisions of this Section 6(a)(iii) to permit a particular disclosure, Employee will furnish only that portion of the Confidential Information which Employee is legally required to disclose.

(iv) Nothing in this Agreement or any other agreement with the Company containing confidentiality provisions shall be construed to prohibit Employee from: filing a charge with, participating in any investigation or proceeding conducted by, or cooperating with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local government agency charged with enforcement of any law, rule or regulation (“Government Agencies”); reporting possible violations of any law, rule or regulation to any Government Agencies; making other disclosures that are protected under whistleblower provisions of any law, rule or regulation; or receiving an award for information provided to any Government Agencies. Employee acknowledges that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (A) is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and made solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Employee further acknowledges that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual: (1) files any document containing the trade secret under seal; and (2) does not disclose the trade secret, except pursuant to court order.

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(b) Restrictions On Use And Disclosure Of Confidential Information. At all times during Employee’s employment with the Company and after Employee’s employment with Company terminates, regardless of the reason for termination, Employee agrees: (i) not to use, permit use of, discuss, disclose, transfer, or disseminate in any manner any Confidential Information, except as necessary in the performance of Employee’s duties for the Company Group and for the Company Group’s sole benefit; (ii) not to make, or cause to be made, copies (in any form or format) of the Confidential Information, except as necessary in the performance of Employee’s duties for the Company Group and for the Company Group’s sole benefit; and (iii) to promptly and fully advise the Company of all facts known to Employee concerning any actual or threatened unauthorized use of the Confidential Information or disclosure of the Confidential Information to any unauthorized person about which Employee becomes aware. The restrictions contained in this Section 6(b) also apply to Confidential Information developed by Employee during Employee’s employment with the Company, which are related to the Company Group or to the Company Group’s successors or assigns, as such information is developed for the benefit of and ownership of the Company Group and all rights and privileges to such information or derivative works, including but not limited to trademarks, patents and copyrights remain with the Company Group.

(c) Third Party Information. Employee acknowledges that during the course of Employee’s employment with the Company, Employee may have already received or had access to, and may continue to receive or have access to, confidential or proprietary information belonging to third parties (“Third Party Information”). During the Employment Term and thereafter, Employee agrees: (i) to hold the Third Party Information in the strictest confidence, take all reasonable precautions to prevent the inadvertent disclosure of the Third Party Information to any unauthorized person, and follow all of the Company’s policies regarding protecting the Third Party Information; (ii) not to use, permit use of, discuss, disclose, transfer, or disseminate in any manner any Third Party Information, except as necessary in the performance of Employee’s duties for the Company Group; (iii) not to make, or cause to be made, copies (in any form or format) of the Third Party Information, except as necessary in the performance of Employee’s duties for the Company Group; and (iv) to promptly and fully advise the Company of all facts known to the Employee concerning any actual or threatened unauthorized use of the Third Party Information or disclosure of the Third Party Information to any unauthorized person about which Employee becomes aware.

(d) Return of Confidential Information and Property. Upon termination of Employee’s employment with the Company, notwithstanding the reason or cause of termination, and at any other time upon written request by the Company, Employee shall promptly return to the Company all originals, copies, or duplicates, in any form or format (whether paper, electronic or other storage media), of the Confidential Information and the Third Party Information, as well as any and all other documents, computer discs, computer data, equipment, and property of the Company Group (including, but not limited to, cell phones, credit cards, and laptop computers if they have been provided to Employee), relating in any way to the business of the Company Group or in any way obtained by Employee during the course of Employee’s employment with the Company. Employee further agrees that after termination of Employee’s employment with the Company, Employee shall not retain any copies, notes, or abstracts in any form or format (whether paper, electronic or other storage media) of the Confidential Information, the Third Party Information, or other documents or property belonging to the Company Group.

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7. Non-Disparagement. Employee and Company agree that at all times during and after the Employment Term, Employee and any member of the Company Group will not engage in any conduct that is injurious to the reputation or interests of the Employee or the Company Group, including, but not limited to, making disparaging comments via any media or method of communication (or inducing or encouraging others to make disparaging comments) about the Employee, Company Group, any of the shareholders, members, directors, officers, employees or agents of the Company Group, or the Company Group’s operations, financial condition, prospects, products or services. However, nothing in this Agreement shall prohibit either Party from: exercising protected rights under Section 7 of the National Labor Relations Act; filing a charge with, participating in any investigation or proceeding conducted by, or cooperating with any Government Agencies; testifying truthfully in any forum or before any Government Agencies; reporting possible violations of any law, rule or regulation to any Government Agencies; receiving legal advice, or making other disclosures that are required by law or protected under whistleblower provisions of any law, rule or regulation.

8. Intellectual Property.

(a) Work Product Owned By the Company. Employee agrees that the Company or the applicable member of the Company Group (each individually the “Assigned Party”) is and will be the sole and exclusive owner of all ideas, inventions, discoveries, improvements, designs, plans, methods, works of authorship, deliverables, writings, brochures, manuals, know-how, method of conducting its business, policies, procedures, products, processes, software, or any enhancements, or documentation of or to the same and any other work product in any form or media that Employee made prior to the Effective Date, makes, works on, conceives, or reduces to practice, individually or jointly with others, in the course of Employee’s past, current and future employment for the Assigned Party or with the use of the Assigned Party’s time, materials or facilities, and is in any way related or pertaining to or connected with the present or anticipated business, products or services of the Assigned Party whether produced during normal business hours or on personal time (collectively, “Work Products”).

(b) Intellectual Property. “Intellectual Property” means any and all (i) copyrights and other rights associated with works of authorship, (ii) trade secrets and other confidential information, (iii) patents, patent disclosures and all rights in inventions (whether patentable or not), (iv) trademarks, trade names, Internet domain names, and registrations and applications for the registration thereof together with all of the goodwill associated therewith, (v) all other intellectual and industrial property rights of every kind and nature throughout the world and however designated, whether arising by operation of law, contract, license, or otherwise, and (vi) all registrations, applications, renewals, extensions, continuations, divisions, or reissues thereof now or hereafter in effect.

(c) Assignment. Employee acknowledges Employee’s work and services provided for the Assigned Party and all results and proceeds thereof, including, the Work Products, are works done under Company Group’s direction and control and have been specially ordered or commissioned by the Company Group. To the extent the Work Products are copyrightable subject matter, they shall constitute “works made for hire” for the Company Group within the meaning of the Copyright Act of 1976, as amended, and shall be the exclusive property of the Assigned Party. Should any Work Product be held by a court of competent jurisdiction to not be a “work made for hire,” and for any other rights, Employee hereby assigns and transfers to Assigned Party, to the fullest extent permitted by applicable law, all right, title, and interest in and to the Work Products, including but not limited to all Intellectual Property pertaining thereto, and in and to all works based upon, derived from, or incorporating such Work Products, and in and to all income, royalties, damages, claims and payments now or hereafter due or payable with respect thereto, and in and to all causes of action, either in law or in equity for past, present, or future infringement. Employee hereby waives and further agrees not to assert Employee’s rights known in various jurisdictions as moral rights and grants the Company Group the right to make changes, as the Company Group deems necessary, in the Work Products.

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Pursuant to relevant state common law or statute, to the extent applicable, any provision in this Agreement requiring Employee to assign Employee’s rights in any Invention (as hereinafter defined) does not apply to any Invention that is developed while Employee is an employee of the Company or any of the Company Group but entirely on Employee’s own time without using the equipment, supplies, facilities, or trade secret information of the Company or any of the Company Group, except for those Inventions that either (i) relate at the time of conception or reduction to practice of the Invention to the business of the Company or any other of the Company Group; or actual or demonstrably anticipated research or development of the Company or any other of the Company Group, or (ii) result from any work performed by Employee for the Company or any other of the Company Group. If any Invention is described in a patent and/or copyright application or disclosed to any third party by Employee within one year after Employee shall no longer be employed with the Company nor with any other of the Company Group and which relates to the then existing reasonably anticipated business, research or development of the Company or any other of the Company Group, it is to be presumed, subject to rebuttal by Employee, that such Invention was conceived during Employee’s retention by the Company or any other of the Company Group and that the Invention shall belong to the Company and the others of the Company Group. As used in this Agreement, the term “Invention” means, without limitation, any discoveries, improvements, processes, developments, designs, trademarks, service marks, know-how, data, computer programs, or formulae, whether patentable or unpatentable, copyrightable or noncopyrightable.

(d) License of Intellectual Property Not Assigned. Notwithstanding the above, should Employee be deemed to own or have any Intellectual Property that is used, embodied, or reflected in the Work Products, Employee hereby grants to the Company Group, its successors and assigns, the non- exclusive, irrevocable, perpetual, worldwide, fully paid and royalty-free license, with rights to sublicense through multiple levels of sublicenses, to use, reproduce, publish, create derivative works of, market, advertise, distribute, sell, publicly perform and publicly display and otherwise exploit by all means now known or later developed the Work Products and Intellectual Property.

(e) Maintenance; Disclosure; Execution; Attorney-In-Fact. Employee will, at the request and cost of the Assigned Party, sign, execute, make and do all such deeds, documents, acts and things as the Assigned Party and their duly authorized agents may reasonably require to apply for, obtain and vest in the name of the Assigned Party alone (unless the Assigned Party otherwise directs) letters patent, copyrights or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same. In the event the Assigned Party is unable, after reasonable effort, to secure Employee’s signature on any letters patent, copyright or other analogous protection relating to a Work Product, whether because of Employee’s physical or mental incapacity or for any other reason whatsoever, Employee hereby irrevocably designates and appoints the Assigned Party and their duly authorized officers and agents as Employee’s agent and attorney-in-fact (which designation and appointment shall be (i) deemed coupled with an interest and (ii) irrevocable, and shall survive Employee’s death or incapacity), to act for and in Employee’s behalf and stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright or other analogous protection thereon with the same legal force and effect as if executed by Employee.

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(f) Employee’s Representations Regarding Work Products. Employee represents and warrants that all Work Products that Employee makes, works on, conceives, or reduces to practice, individually or jointly with others, in the course of performing Employee’s duties for Assigned Party under this Agreement are (i) original or an improvement of the Assigned Party’s prior Work Products and (ii) do not include, copy, use, or infringe any Intellectual Property rights of a third party.

9. Cooperation. Employee agrees that at all times during the Employee’s employment with the Company and at all times thereafter (including following the termination of the Employee’s employment for any reason), Employee will cooperate with all reasonable requests by the Company Group for assistance in connection with any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, involving the Company Group, including by providing truthful testimony in person in any such action, suit, or proceeding, and by providing information and meeting and consulting with the Board or their representatives or counsel, or representatives of or counsel to the Company Group, as reasonably requested; provided, however, that the foregoing shall not apply to any action, suit, or proceeding involving disputes between Employee and the Company Group arising under this Agreement or any other agreement. Employee shall be compensated for time spent at the Company Group’s request providing cooperation pursuant to this section at an hourly rate equal to Employee’s Base Salary divided by 2,080.

10. Reporting Legal Actions.

(a) Summons or Complaint. Employee will notify the Company in writing within five (5) working days of being served with a summons, complaint, written claim, or other document alleging negligence or other injury, related to Employee’s employment with the Company.

(b) Occurrence or Event. Employee will orally notify the Company within five (5) working days of any event which raises a reasonable probability that it will result in a legal claim or action against the Company Group or Employee relating to his employment duties.

(c) Criminal Conviction. Employee will orally notify the Company immediately, and in writing within five (5) days, of any criminal conviction entered against him for which a pardon has not been granted.

(d) Cooperation in Dispute Resolution. Employee recognizes that certain disputes may arise between the Company Group and third parties, the resolution of which may require the cooperation of Employee, including, but not limited to, Employee’s providing factual information and giving recorded testimony and testimony in judicial and administrative proceedings. Employee shall, during the term hereof and at all times after termination, regardless of the reason for termination, cooperate with the Company Group to allow it to advance its position with respect to such disputes. Such cooperation shall be without further compensation, but the Company shall reimburse Employee for all out-of-pocket expenses incurred in connection with such cooperation, provided that Employee obtains the Company’s agreement in advance for such expenses and provides the Company with an itemized written account of such reimbursable expenses. The terms and conditions of this Paragraph shall survive termination of this Agreement.

11. Indemnification. During and after the Employment Term, the Employee shall be entitled to all rights to indemnification available under the by-laws, certificate of incorporation and any director and officer insurance policies of Greenlane and the Company, any indemnification agreement entered into between Greenlane and Employee, or to which Employee may otherwise be entitled through Greenlane, the Company, and/or any of their respective subsidiaries and affiliates, in accordance with their respective terms.

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12. Severability; Independent Covenants. If any term or provision of this Agreement shall be determined by a court of competent jurisdiction to be illegal, invalid or unenforceable for any reason, the remaining provisions of this Agreement shall remain enforceable and the invalid, illegal or unenforceable provisions shall be modified so as to be valid and enforceable and shall be enforced as modified. If, moreover, any part of this Agreement is for any reason held too excessively broad as to time, duration, geographic scope, activity, or subject, it is the intent of the Parties that this Agreement shall be judicially modified by limiting or reducing it so as to be enforceable to the extent compatible with the applicable law. The existence of any claim or cause of action of Employee against the Company Group (or against any member, shareholder, director, officer or employee thereof), whether arising out of the Agreement or otherwise, shall not constitute a defense to: (i) the enforcement by the Company Group of any of the restrictive covenants set forth in this Agreement; or (ii) the Company Group’s entitlement to any remedies hereunder. Employee’s obligations under this Agreement are independent of any of the Company Group’s obligations to the Employee.

13. Remedies for Breach. Employee acknowledges and agrees that it would be difficult to measure the damages to the Company Group from any breach or threatened breach by Employee of this Agreement, including but not limited to Sections 6, 7, 8, 9 and 10 hereof; that injury to the Company Group from any such breach would be irreparable; and that money damages would therefore be an inadequate remedy for any such breach. Accordingly, Employee agrees that if Employee breaches or threatens to breach any of the promises contained in this Agreement, the Company Group shall, in addition to all other remedies it may have (including monetary remedies), be entitled to seek an injunction and/or equitable relief, on a temporary or permanent basis, to restrain any such breach or threatened breach without showing or proving any actual damage to the Company Group. Nothing herein shall be construed as a waiver of any right the Company Group may have or hereafter acquire to pursue any other remedies available to it for such breach or threatened breach, including recovery of damages from Employee. Notwithstanding any provision of this Agreement to the contrary, Employee shall not be entitled to any post-termination payments pursuant hereto during any period in which Employee is materially violating any of Employee’s obligations under Sections 6 or 8 hereof.

14. Assignment; Third-Party Beneficiaries. The rights of the Company under this Agreement may, without the consent of Employee, be assigned by the Company to (i) any person, firm, corporation, or other business entity which at any time, whether by purchase, merger, or otherwise, directly or indirectly, a controlling interest in the Company ( >50% of voting power), or all or substantially all of the Company’s stock or assets, or (ii) any affiliate or future affiliate of the Company, and such assignment by Company pursuant to this Section 14 shall automatically, and without any further action required by the Parties, relieve the assignor Company (and discharge and release the assignor Company) from all obligations and liabilities under or related to this Agreement (all such obligations and/or automatically liabilities assumed by the assignee Company). This Agreement shall be binding upon and inure to the benefit of any successor or assigns of Company. Employee may not assign this Agreement without the written consent of the Company. Employee agrees that each member of the Company Group is an express third party beneficiary of this Agreement, and this Agreement, including other obligations set forth in Sections 6, 8, 9, and 10, are for each such member’s benefit. Employee expressly agrees and consents to the enforcement of this Agreement, including but not limited to other obligations in Sections 6, 8, 9, and 10 hereof, by any member of the Company Group as well as by the Company Group’s future affiliates, successors and/or assigns.

15. Attorneys’ Fees and Costs. In any action brought to enforce or otherwise interpret any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs from the non-prevailing party to the action or proceeding, including through settlement, judgment and/or appeal.

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16. Governing Law; Arbitration.

(a) Governing Law. This Agreement shall be governed by the laws of Ontario, Canada, without regard to its choice of law principles, except where the application of federal law applies. This Agreement, and the performance thereof, is subject to the requirements of all applicable federal, provincial and local laws. Provisions required thereby to be in this Agreement shall be incorporated herein by this reference and shall bind the parties to this Agreement whether or not specifically provided herein.

(b) Arbitration. The Parties agree that any dispute, controversy, or claim arising out of or related to this Agreement, to the maximum extent allowed by applicable law, shall be submitted to final and binding arbitration administered by JAMS, Inc. (“JAMS”) in accordance with the Federal Arbitration Act and the JAMS Employment Arbitration Rules and Procedures (the “Rules”) then in effect, and conducted in Boca Raton, Florida by a single neutral arbitrator selected in accordance with the Rules. The Rules can be found at www.jamsadr.com/rules-employment-arbitration/. In arbitration, the Parties have the right to be represented by legal counsel; the arbitrator shall permit adequate discovery sufficient to allow the Parties to vindicate their claims and may not limit the Parties’ rights to reasonable discovery; the Parties shall have the right to subpoena witnesses to compel their attendance at hearings and to cross- examine witnesses; the Parties shall have the right to file dispositive motions, including motions for summary judgment or adjudication, without the prior approval of the arbitrator; and the arbitrator’s decision shall be in writing and shall contain essential findings of fact and conclusions of law on which the award is based. The arbitrator shall have the power to resolve all disputes and award any type of legal or equitable relief, to the extent such relief is available under applicable law. Employee will be responsible for paying any initial case management fee, but all other costs of arbitration will be borne by the Company. The parties agree that all fee deposits, as provided under JAMS Employment Rule 31(b), will be due within 30 days of the issuance of the invoice unless the parties mutually agree to extend the time to pay the invoice, or the arbitrator orders the deadline extended based on a showing of good cause. Any award by the arbitrator may be entered as a judgment in any court having jurisdiction in an action to confirm or enforce the arbitration award. Except as necessary to confirm or enforce an award, the Parties agree to keep all arbitration proceedings completely confidential. Notwithstanding the foregoing, either Party may seek preliminary injunctive and/or other equitable relief from a court of competent jurisdiction in support of claims to be prosecuted in arbitration. In the event a dispute, controversy, or claim arising out of or related to this Agreement is found to fall outside of the arbitration provision in this Section 16(b), the Parties agree to submit to the exclusive jurisdiction and venue of the courts in Boca Raton, Florida.

(c) Employee acknowledges that this agreement to arbitration of claims set forth in section 16(b) above is entered freely and knowingly, as part of an arms-length negotiation, and Employee has not been coerced, threatened, or forced into this agreement, nor has the Company conditioned employment, on-going employment, or the receipt of any employment-related benefit, upon the acceptance of the covenants in section 16(b).

17. Mutual Waiver of Jury Trial in Court Proceedings. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND A TRIAL BY JURY FOR ANY CAUSE OF ACTION, CLAIM, RIGHT, ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIP OF THE PARTIES. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING FROM ANY SOURCE, INCLUDING BUT NOT LIMITED TO THE CONSTITUTION OF THE UNITED STATES, THE CONSTITUTION OF ANY STATE, COMMON LAW OR ANY APPLICABLE STATUTE OR REGULATION. EACH PARTY HEREBY ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING THE RIGHT TO DEMAND TRIAL BY JURY.

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18. Waiver. No waiver of any breach or other rights under this Agreement shall be deemed a waiver unless the acknowledgment of the waiver is in writing executed by the party committing the waiver. No waiver shall be deemed to be a waiver of any subsequent breach or rights. All rights are cumulative under this Agreement. The failure or delay of the Company at any time or times to require performance of, or to exercise any of its powers, rights or remedies with respect to any term or provision of this Agreement or any other aspect of Employee’s conduct or employment in no manner (except as otherwise expressly provided herein) shall affect the Company’s right at a later time to enforce any such term or provision.

19. Survival. Employee’s post-termination obligations and the Company Group’s post- termination rights under Sections 5 through 25 of this Agreement shall survive the termination of this Agreement and the termination of Employee’s employment with the Company regardless of the reason for termination; shall continue in full force and effect in accordance with their terms; and shall continue to be binding on the Parties.

20. Independent Advice. Employee acknowledges that the Company has provided Employee with a reasonable opportunity to obtain independent legal advice with respect to this Agreement, and that either: (a) Employee has had such independent legal advice prior to executing this Agreement; or (b) Employee has willingly chosen not to obtain such advice and to execute this Agreement without having obtained such advice.

21. Entire Agreement. This Agreement constitutes the entire understanding of the Parties relating to the subject matter hereof and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments. For avoidance of doubt, this Agreement does not supersede, nullify, or otherwise impact any retention bonuses or equity grants issued to Employee prior to the Effective Date.

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22. Amendment. This Agreement may not be amended, supplemented or modified in whole or in part except by an instrument in writing signed by the Party or Parties against whom enforcement of such amendment, supplement, or modification is sought.

23. Notices. Any notice, request or other document required or permitted to be given under this Agreement shall be in writing and shall be deemed given: (a) upon delivery, if delivered by hand; (b) three (3) days after the date of deposit in the mail, postage prepaid, if mailed by certified U.S. mail; or (c) on the next business day, if sent by e-mail or prepaid overnight courier service. If not personally delivered by hand, notice shall be sent using the addresses and/or email addresses set forth below or to such other address as either Party may designate by written notice to the other:

If to the Employee: at the Employee’s most recent address on the records of the Company. If to the Company, to:

Vapeworld Distribution, Ltd

Attention: Human Resources

4800 N Federal Hwy. #B200

Boca Raton, FL 33431

hrservice@greenlane.com

AND

Greenlane Holdings, Inc.

Attention: Legal

4800 N Federal Hwy. #B200

Boca Raton, FL 33431

Legal@greenlane.com

24. Code Section 409A Compliance. It is intended that the provisions of this Agreement are either exempt from or comply with the terms and conditions of Section 409A of the Code and to the extent that the requirements of Section 409A of the Code are applicable thereto, all provisions of this Agreement shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company shall have no liability with regard to any failure to comply with Section 409A of the Code. If under this Agreement, an amount is to be paid in two or more installments, for purposes of Section 409A of the Code each installment shall be treated as a separate payment. Notwithstanding anything herein to the contrary or otherwise, except to the extent any expense, reimbursement or in-kind benefit provided pursuant to this Agreement does not constitute a “deferral of compensation” within the meaning of Section 409A of the Code and the regulations and other guidance thereunder: (i) the amount of expenses eligible for reimbursement or in-kind benefits provided to Employee during any calendar year will not affect the amount of expenses eligible for reimbursement or in-kind benefits provided to Employee in any other calendar year; (ii) the reimbursements for expenses for which Employee is entitled to be reimbursed shall be made on or before the last day of the calendar year following the calendar year in which the applicable expense is incurred; and (iii) the right to payment or reimbursement or in-kind benefits hereunder may not be liquidated or exchanged for any other benefit.

25. Counterparts; Electronic Transmission; Headings. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, including an electronic copy or facsimile, but all of which taken together shall constitute one and the same instrument. The headings used herein are for ease of reference only and shall not define or limit the provisions hereof.

[Remainder of this page intentionally left blank; signatures follow.]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

COMPANY

VAPEWORLD DISTRIBUTION, LTD.

By:
Name:	Barbara Sher
Title:	CEO

EMPLOYEE

By:
Rob Shields

Solely with Respect to Section 3(a) and (b):

GREENLANE HOLDINGS, INC.

By:
Name:	Barbara Sher
Title:	CEO

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Exhibit A

FORM OF

CONFIDENTIAL SEPARATION AND GENERAL RELEASE AGREEMENT

THIS CONFIDENTIAL SEPARATION AND GENERAL RELEASE AGREEMENT (the “Agreement”) is entered into between Rob Shields, an individual (the “Employee”) and Greenlane Holdings, Inc. together with its subsidiaries and affiliates, including Vape World Distribution, Ltd. (collectively “the “Company”) (the Company together with Employee collectively, the “Parties”), as follows:

Terms and Conditions

1. Separation of Employment. Employee hereby acknowledges that Employee’s employment with the Company will be terminated on the earlier of (i) when the Company determines that Employee’s position with the Company is eliminated or (ii) [DATE] (the “Separation Date”). The Parties mutually agree that any agreements previously entered into by and between Employee and the Company including but not limited to any offer letter shall terminate effective as of the Separation Date, except that the post-termination rights and obligations of the Parties as set forth in any employment agreement, confidentiality agreement, non-disclosure agreement or similar agreement shall survive Employee’s termination, save and except any such obligations, if any, which are unenforceable under applicable law in the subject jurisdiction at the time.

2. Final Wages. Regardless of whether Employee signs this Agreement, the Company will pay Employee all wages earned and all accrued paid time off for which Employee is eligible through the Separation Date, less applicable withholdings, in accordance with the Company’s regular payroll practices or earlier when required by applicable law.

3. Consideration. In consideration for Employee’s release of claims in Section 4 below, Employee’s release of claims in Section 3 of the Reaffirmation attached hereto as Exhibit “A” (the “Reaffirmation”), the other promises made by Employee herein, and in full satisfaction of all final payments due Employee from the Company (including, but not limited to severance pay, benefits, bonuses or other remuneration in whatever form), and provided that (i) both this Agreement and the Reaffirmation are timely signed by Employee, returned to the Company and not revoked as set forth in Section 30 of this Agreement and Section 7 of the Reaffirmation, and (iii) all Company property is returned by Employee to Company as set forth in Section 9 of this Agreement, then the Company shall pay Employee the severance set forth in the Employment Agreement between the Company and Employee (the “Employment Agreement”) (the “Payment”), which will be paid by Company to Employee in equal bi-weekly installments over the course of the Company’s regular bi-weekly paydays, beginning with the Company’s first regular payday following the expiration of the revocation period set forth in Section 30 below and Section 7 of the Reaffirmation. Employee understands that the Payment is subject to applicable payroll withholding deductions. No deductions will be made from the Payment for medical, dental, or life insurance premiums, flexible spending or 401K deductions. Employee acknowledges that payment of any amounts to, or on behalf of, Employee under this Agreement does not, in any way, extend the period of employment or continuous service beyond the last day of employment or confer any other rights or benefits other than what may be set forth expressly herein. Employee agrees that: (a) the Payment constitutes good and valuable consideration for Employee’s execution of this Agreement; (b) the Payment exceeds anything due from the Company or any of the other Releasees (defined in Section 4 below) to Employee through the Separation Date; and (c) apart from Employee’s final paycheck, Employee has no further entitlement to or claim for any other severance pay, wages, bonuses, commissions, benefits, vacation, damages, attorneys’ fees or costs or any other sum of money from the Company or any of the Releasees (defined in Section 4 below) for any reason whatsoever, including, without limitation, pursuant to an offer letter, if any.

Employee’s Initials____ Company’s Initials ____

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4. General Release. In consideration for the Payment, Employee fully and completely releases and gives up any and all waivable claims and rights that Employee may have against the Company, its parents, subsidiaries, and affiliates, including but not limited to Greenlane Holdings, Inc., Warehouse Goods, LLC, and Vape World Distribution Ltd., and each of their officers, directors, members, shareholders, employees, agents, representatives, consultants, fiduciaries, attorneys, insurers, benefit plans, plan administrators, joint venture partners, subsidiaries and affiliates, and all of their predecessors, successors, and assigns (collectively, the “Releasees”). This Agreement applies to all waivable claims resulting from anything that has happened up through the date that Employee signs this Agreement, including claims of which Employee is not aware and those not specifically mentioned in this Agreement. Employee understands that this Agreement does not waive rights or claims that may arise from events that occur after Employee signs this Agreement. Without limiting the generality of the foregoing, Employee specifically releases all waivable claims relating to: (i) Employee’s employment by the Company, the terms and conditions of such employment, the Employment Agreement between the Company and Employee, employee benefits related to Employee’s employment with the Company, the termination of Employee’s employment with the Company, and/or any of the events relating directly or indirectly to or surrounding such termination; (ii) any and all claims of discrimination, harassment, whistleblowing or retaliation in employment (whether based on federal, state or local law, statutory or decisional), (iii) any claim under the Ontario Employment Standards Act, 2000, or any other similar legislation, under contract, and/or at common law. all claims under the Age Discrimination in Employment Act of 1967, as amended (“ADEA”), the Worker’s Adjustment and Retraining Notification Act (“WARN”) and any state equivalent, Title VII of the Civil Rights Act of 1964, as amended (“Title VII”), the Americans with Disabilities Act, as amended (“ADA”), the Civil Rights Act of 1991, the Reconstruction Era Civil Rights Act of 1866, 42 USC §§ 1981-86, as amended, the Fair Labor Standards Act, the Equal Pay Act (“EPA”), the Family and Medical Leave Act, as amended (“FMLA”), the Employee Retirement Income Security Act (“ERISA”) (other than claims with regard to vested benefits), Sections 503 and 504 of the Rehabilitation Act of 1973, the Genetic Information Non-Discrimination Act, the Lilly Ledbetter Fair Pay Act of 2009, the Fair Credit Reporting Act, the False Claims Act, the Sarbanes-Oxley Act, the Uniformed Services Employment and Reemployment Rights Act, the Occupational Safety and Health Act (“OSHA”), the National Labor Relations Act (“NLRA”), or any national, state or local discrimination, harassment, whistle blowing or retaliation law; (iv) any and all claims under any provision of law, statutory or decisional, and otherwise; (v) any and all claims for damages of any kind whatsoever, including without limitation compensatory, punitive, treble, liquidated and/or consequential damages; (vi) any and all claims under any contract, whether express or implied, and all claims in equity; (vii) any and all claims for unintentional or intentional torts, for emotional distress, and for pain and suffering; (viii) any and all claims for violation of any statutory or administrative rules, regulations or codes; and (ix) any and all claims for attorneys’ fees, paralegals’ fees, costs, disbursements, wages, bonuses, benefits, vacation and/or the like and/or (x) any other claim based upon any Canadian, federal, state, or local law or any alleged wrongful conduct or injury arising out of or in any way connected with any acts or omissions occurring on or prior to the date Employee signs this Agreement. Employee represents that Employee knows of no claim that Employee has against the Company or any of the other Releasees that is not released by this Section 4. Employee understands and agrees that this Agreement is binding on Employee and on anyone who succeeds to Employee’s rights.

Employee’s Initials____ Company’s Initials ____

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I further represent and confirm that the Company has complied with the Ontario Human Rights Code in respect of my employment and/or the termination of my employment. I agree that I will not disparage or criticize the Company in any way, which includes specifically on or through any internet or social medial postings or comments, whether attributed or anonymous. I further agree that I should hereafter make any claim or demand or commence or threaten to commence any action, claim, complaint or other proceeding against the Company, I agree that this document may be raised as a complete defense and bar to any such proceeding.

Employee intends the release set forth in this Agreement to include all claims encompassed by this Section 4, known and unknown, intends to waive and relinquish every right or benefit they had, have or may have and intend their release to extend to, and include without limitation, all claims which are presently unknown, unanticipated and/or unsuspected.

5. Taxes and Indemnification. Employee agrees to pay any and all taxes (other than payroll taxes) found to be owed from Payment made pursuant to this Agreement and to indemnify and hold the Company harmless for any federal, state and local tax liability, including taxes, interest, penalties or the like, and required withholdings, which may be or is asserted against or imposed upon the Releasees by any taxing authority based upon any amounts paid to Employee as a result of Employee’s non-payment of taxes of such amounts for which Employee is legally responsible. Employee understands and agrees that any necessary tax documentation, such as W-2s, may be filed by Company with regard to monies paid under this Agreement. Employee and the Company acknowledge that nothing herein shall constitute tax advice to the other party.

6. Non-Disparagement; Social Media. Employee agrees and warrants that at no time in the future will Employee make any statements (orally or in writing, including, without limitation, whether in fiction or nonfiction) or take any actions which in any way disparage or defame the Releasees, or in any way, directly or indirectly, cause or encourage the making of such statements, or the taking of such actions by anyone else, including but not limited to other current or former employees of Company. Employee acknowledges that any incitement of others to disparage the Releasees would constitute a material breach of this Agreement. In the event Employee makes such a communication to anyone, including but not limited to, the media, public interest groups and publishing companies, it will be considered a material breach of the terms of this Agreement. Nothing in this Section 6 is intended to, nor should be construed to limit Employee’s rights as outlined in Section 11 below. In addition, on the Separation Date, Employee agrees to update Employee’s profile on social media websites (such as LinkedIn) to reflect that Employee is no longer an employee of the Company.

Employee’s Initials____ Company’s Initials ____

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7. Incitement of Claims; Participation in Claims. Employee agrees that Employee will not encourage or incite any person including, but not limited to, other current or former employees of the Company, to assert any complaint or claim in federal or state court against the Company or any of the other Releasees (except as outlined in Section 11 below). Employee also agrees not to participate, cooperate or assist in any manner, whether as a witness, expert, consultant or otherwise, in any lawsuit, complaint, charge or other proceeding involving the Company or any of the other Releasees as a party unless requested to do so by the Company, compelled by subpoena or court order, or as outlined in Section 11 below.

8. No Claims Filed. Employee represents and warrants that Employee has not filed any claims or causes of action against the Releasees, including but not limited to any charges of discrimination, harassment or retaliation, with any federal, state or local agency or court. Employee’s representation to same constitutes a material inducement for Company entering into this Agreement. In the event that Employee has filed such a claim or cause of action, it will be considered a material breach of the terms of this Agreement.

9. Return of Company Property. Within seven (7) days after the Separation Date, Employee agrees to return all Company property including, but not limited to, laptops, hand-held electronic devices, hard drives, computer accessories, computer monitors, printers, cell phones, corporate credit cards, identification badges, building keys and access cards, documents, confidential information, books, records, equipment and/or files, whether prepared by Employee or otherwise coming into Employee’s possession. Employee agrees not to retain any copies, other reproductions, or extracts of the Company’s property, documents, and/or confidential information, in electronic form or otherwise after the Separation Date. Employee will also provide the Company with the location of any security information such as usernames and passwords which Employee used in connection with Employee’s employment. Employee also agrees to promptly return any subsequently discovered Company property.

10. Confidentiality of Agreement. Employee agrees not to disclose at any time in the future any of the terms of this Agreement, except that Employee may disclose the terms of this Agreement: (i) as may be required by law; (ii) to any taxing authority, such as the IRS; (iii) to a court of competent jurisdiction for purposes of enforcement of, or for demonstrating a breach of this Agreement; and (iv) to Employee’s spouse, attorney and/or tax and financial advisors, provided that the individual first agrees to keep the terms of this Agreement confidential. Employee acknowledges and agrees that any other disclosure regarding the terms of this Agreement would constitute a material breach of the Agreement. If Employee is compelled by legal subpoena or court order to provide information covered by this Section 10, prior to such disclosure, Employee will immediately provide a copy of such judicial order or subpoena, by overnight delivery and e-mail to the Company, attention Legal Department at 1095 Broken Sound Parkway NW, Suite 100, Boca Raton, FL 33487, and e-mail legal@greenlane.com. Employee agrees to provide the Company with a reasonable opportunity to intervene to assert what rights it may have to non-disclosure, prior to any response to the order or subpoena. Nothing in this Section 10 is intended to, nor should be construed to, limit Employee’s rights as outlined in Section 11 below.

Employee’s Initials____ Company’s Initials ____

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11. Non-Interference. Nothing in this Agreement shall be construed to prohibit Employee from: (i) filing a charge or participating in any investigation or proceeding conducted by the Equal Employment Opportunity Commission, the Securities and Exchange Commission (“SEC”) or other national, federal, state or local government agency charged with enforcement of any law; (ii) reporting possible violations of any law, rule or regulation to any governmental agency or entity charged with enforcement of any law, rule or regulation; or (iii) making other disclosures that are protected under whistleblower provisions of any law, rule or regulation. Notwithstanding the foregoing, by signing this Agreement, Employee expressly waives Employee’s right to recover damages and to be awarded equitable and/or injunctive relief in connection with any administrative or court action brought against the Company or any of the other Releasees, whether brought by Employee, on Employee’s behalf, or by any government agency or other party, related in any way to the matters released in Section 4 above. However, Employee does not waive any right (if any) Employee may have to recover a bounty or reward from the Securities and Exchange Commission (“SEC”) in connection with the disclosure of information to the SEC.

12. Reports. Employee further represents that Employee (i) has reported to the Company any and all work-related injuries incurred during employment; (ii) the Company properly provided any leave of absence because of Employee or a family member’s health condition and Employee has not been subjected to any improper treatment, conduct or actions due to a request for or taking such leave; and (iii) Employee has provided the Company with written notice of any and all concerns regarding suspected bank fraud, wire fraud, mail fraud, securities fraud, any violation of a rule or regulation of the SEC, any violation of federal law, or any violation of the Company’s Code of Business Conduct, or any other ethical and compliance issues or violations on the part of the Company or any released person or entity.

13. Survival of Post-Termination Obligations. Employee acknowledges and re-affirms Employee’s obligations to comply with Employee’s post-termination obligations under any confidentiality agreement, non-disclosure agreement, offer letter or similar agreement executed by and between Employee and the Company which shall survive the termination of this Agreement, termination of any offer letter, and termination of Employee’s employment with the Company, and which shall remain in full force and effect hereafter, save and except any such obligations, if any, which are unenforceable under applicable law in the subject jurisdiction at the time.

14. Severability. Should a court of competent jurisdiction determine that the general release set forth in Section 4 above is invalid, void and/or unenforceable, then Employee agrees that the Company’s obligations under this Agreement are null and void and Employee shall return to the Company the Payment made to Employee under this Agreement. If any other provisions in this Agreement or the Reaffirmation are held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way. Nothing in this Section 14 is intended to, nor shall be construed to, apply to any contrary rights of Employee under the ADEA.

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15. Acknowledgment. Employee acknowledges that Employee has been advised by the Company in writing to consult with AN attorney before signing this Agreement; acknowledges and understands that the general release contained in Section 4 above effectively waives all claims against Releasees under the ADEA; and acknowledges that Employee has been afforded the opportunity to consider the terms of this Agreement for a period of twenty-one (21) days prior to its execution. Employee acknowledges that Employee may use as much or as little of the twenty-one (21) day period to make Employee’s decision to execute this Agreement. Any material or non-material changes made to this Agreement after Employee receives this Agreement does not restart the running of the twenty-one (21) day period. Employee acknowledges that no representation, promise or inducement has been made other than as set forth in this Agreement, and that Employee enters into this Agreement without reliance upon any other representation, promise or inducement not set forth herein. Employee acknowledges and represents that Employee assumes the risk for any mistake of fact now known or unknown, and that Employee understands and acknowledges the significance and consequences of this Agreement. Employee further acknowledges that Employee has read this Agreement and the Reaffirmation in its entirety; that Employee fully understands all of the terms and their significance; and that Employee has signed this Agreement voluntarily, knowingly and of Employee’s own free will. Employee further affirms that, upon receipt of Employee’s final paycheck, Employee will have been paid and/or have received all leave (paid or unpaid), base salary, commissions, bonuses, and all other compensation and benefits to which Employee may have been entitled from the Company through the Separation Date. Employee further affirms that Employee has been provided and/or has not been denied any leave requested under the Family and Medical Leave Act or any similar state or federal law and has not suffered any workplace injuries or occupational diseases that have not previously been reported to the Company.

16. References. Company and Employee agree that the Company’s Human Resources Team will respond to reference inquiries regarding Employee by providing only Employee’s dates of employment, last position held, and last salary (if permissible under applicable law). Employee understands and agrees that the Company is not responsible for any information given regarding Employee that was solicited from any source other than the Company’s Human Resources Team

17. Breach. Employee acknowledges that if Employee materially breaches or threatens to materially breach this Agreement or the Reaffirmation, breaches the confidentiality, non-incitement, and non-disparagement provisions of this Agreement, breaches the post-termination obligations contained in any offer letter or confidentiality agreement, non-disclosure agreement or similar agreement, and/or commences a suit, action, proceeding or complaint in contravention of this Agreement and waiver of claims (except as outlined in Section 11 above), the Company’s obligations to provide Employee the Payment referred to above shall immediately cease and the Company shall be entitled to all other remedies allowed in law or equity, including but not limited to the return of any payments made to Employee under this Agreement. Further, nothing in this Agreement shall prevent the Company from pursuing an injunction to enforce Employee’s post-termination obligations as set forth in any offer letter, confidentiality agreement, non-disclosure agreement or similar agreement. Nothing in this Section 17 is intended to, nor shall be construed to, apply to any contrary rights of Employee under the ADEA.

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18. Non-Admission. The Parties understand that the Payment and other matters agreed to herein are not to be construed as an admission of or evidence of liability for any violation of the law, willful or otherwise by any entity or any person.

19. Complete Agreement. This Agreement and the Reaffirmation shall not be modified unless in writing and signed by both the Company and the Employee. The Parties agree that this Agreement and the Reaffirmation sets forth all the promises and agreements between them and supersede all prior and contemporaneous agreements, understandings, inducements or conditions, expressed or implied, oral or written, except that the post-employment obligations contained in any employment agreement, confidentiality agreement, or non-disclosure agreement shall remain in full force and effect following the Employee’s execution of this Agreement and the Reaffirmation, and shall survive the termination of Employee’s employment, and are incorporated by reference herein, save and except any such obligations, if any, which are unenforceable under applicable law in the subject jurisdiction at the time.

20. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Parties’ representatives, agents, successors, assigns, heirs, attorneys, affiliates, and predecessors.

21. Enforcement. This Agreement shall be governed by the laws of the Ontario, without regard to its choice of law principles, except where the application of federal law applies. If either Party breaches this Agreement, the Reaffirmation or any dispute arises out of or relating to this Agreement or the Reaffirmation, the prevailing party shall be entitled to its reasonable attorneys’ fees, paralegals’ fees and costs, at all levels including through appeals. In the event of any litigation arising out of this Agreement or the Reaffirmation, the exclusive venue shall be in in any state or federal court with competent jurisdiction Ontario, Canada. The Parties hereby irrevocably submit to the exclusive jurisdiction of such courts and waive the defense of inconvenient forum to the maintenance of any such action or proceeding in such venue. THE PARTIES SPECIFICALLY WAIVE THEIR RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY SUCH ACTION. Nothing in this Section 21 is intended to, nor shall be construed to, apply to any contrary rights of Employee under the ADEA.

22. No Transfer of Claims. Employee represents and warrants that Employee has not assigned, transferred, or purported to assign or transfer, to any person, firm, corporation, association or entity whatsoever, any claims released herein. Employee agrees to indemnify and hold the Releasees harmless against, without any limitation, any and all rights, claims, warranties, demands, debts, obligations, liabilities, costs, court costs, expenses (including attorneys’ fees, paralegals’ fees and costs, at all levels), causes of action or judgments based on or arising out of any such assignment or transfer. Employee further warrants that there is nothing that would prohibit Employee from entering into this Agreement.

23. Cooperation. In the event that the Company or any of its affiliates becomes involved in any civil or criminal litigation, administrative proceeding or governmental investigation, Employee shall, upon request, provide reasonable cooperation and assistance to the Company, including without limitation, furnishing relevant information, attending meetings and providing statements and testimony. The Company will reimburse Employee for all reasonable and necessary expenses Employee incurs in complying with this Section 23. If necessary for any employer of Employee, the Company will provide Employee with a proper subpoena in order to obtain Employee’s reasonable cooperation with and assistance to the Company.

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24. Section 409A. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (Section 409A), or an exemption thereunder and shall be construed and administered in accordance with Section 409A. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service, as a short-term deferral, or as a settlement payment pursuant to a bona fide legal dispute, shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, any installment payments provided under this Agreement shall each be treated as a separate payment. To the extent required under Section 409A, any payments to be made under this Agreement upon a termination of employment shall only be made upon a “separation from service” under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by the Employee on account of non-compliance with Section 409A.

25. Execution of Necessary Documents. Each party shall, upon the request of the other, execute and re-execute, acknowledge and deliver this Agreement and any and all papers or documents or other instruments, as may be reasonably necessary to implement the terms hereof with any formalities as may be required and, otherwise, shall cooperate to fulfill the terms hereof and enable the other party to effectuate any of the provisions of this Agreement.

26. No Waiver; All Rights Are Cumulative. No waiver of any breach or other rights under this Agreement shall be deemed a waiver unless the acknowledgment of the waiver is in writing executed by the Party committing the waiver. No waiver shall be deemed to be a waiver of any subsequent breach or rights. All rights are cumulative under this Agreement.

27. Construction; Headings. The Parties expressly acknowledge that they have had equal opportunity to negotiate the terms of this Agreement and that this Agreement shall not be construed against the drafter. The headings contained in the Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. The language in all parts of this Agreement will be in all cases construed simply according to its fair meaning and not strictly for or against any party. Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The captions of the paragraphs of this Agreement are for the convenience only and will not affect the construction or interpretation of any of the provisions herein.

28. Electronic Transmissions and Counterparts. This Agreement may be executed in several counterparts and by electronic transmissions and all so executed shall constitute one Agreement, binding on all the Parties hereto, notwithstanding that the Parties are not signatories to the original or same counterpart.

29. Capacity. Employee represents and warrants that in negotiating and executing this Agreement, Employee is not, and has not been, under the influence of any drugs, medications or other substances which might in any way impair Employee’s judgment or ability to understand the terms of this Agreement.

30. Right of Revocation. Employee has the right to revoke this Agreement within seven (7) days after Employee’s execution of this Agreement by giving written notice of such revocation to the Company, attention Legal Department at 1095 Broken Sound Parkway NW, Suite 100, Boca Raton, FL 33487, and an email to legal@greenlane.com, delivered by no later than the seventh day after Employee signs and delivers this Agreement to the Company. As such, provided this Agreement has not been timely revoked by Employee, this Agreement shall become effective on the eighth (8th) day following Employee’s signing of this Agreement (the “Effective Date”). In the event that Employee revokes this Agreement, then this Agreement, and the promises contained therein, shall automatically be deemed null and void and the Company will not be obligated to pay Employee the Payment promised in Section 3 above. Employee acknowledges and understands that the Company is not obligated to make the Payment to Employee until after the Effective Date.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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THIS IS A LEGAL DOCUMENT – READ CAREFULLY BEFORE SIGNING.

IN WITNESS WHEREOF, the Parties have executed this Agreement.

Employee represents and warrants that Employee has read this Confidential Separation and General Release Agreement in its entirety, has been offered a period of twenty-one (21) days to review this Confidential Separation and General Release Agreement and the Reaffirmation attached as Exhibit “A” hereto and has been advised in writing herein to consult with counsel prior to signing this Agreement. Employee further represents and warrants that Employee is of sound mind and fully understands and voluntarily assents to all of the terms of this Agreement.

EMPLOYEE:	COMPANY:

[NAME]

Signature	Signature

Date:	Title

Print Name

Date

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EXHIBIT A TO THE CONFIDENTIAL SEPARATION AND GENERAL RELEASE AGREEMENT - REAFFIRMATION

This Reaffirmation should not be signed until on or after the Separation Date (as defined in the Confidential Separation and General Release Agreement), and then must be returned to the Company’s Legal Department within seven (7) days after the Separation Date.

REAFFIRMATION

1. This Reaffirmation as referred to and defined in the Confidential Separation and General Release Agreement (the “Agreement”) between Rob Shields (“Employee,” “I,” “me,” or “my”) and and Greenlane Holdings, Inc. together with its subsidiaries and affiliates, including Vape World Distribution, Ltd. (collectively “the “Company”). The Agreement previously was signed by me and delivered to the Company.

2. I hereby affirm the validity of the Agreement, including but not limited to the general release of the Releasees as defined in Section 4 of the Agreement (and as defined in Section 3 of this Reaffirmation below), and agree and acknowledge that the terms and conditions of the Agreement are incorporated herein, as if fully restated herein. I also affirm that I am not in breach of any provision of the Agreement. I acknowledge that the Agreement is complete, true, accurate, valid and in full force and effect.

3. In exchange for the consideration described in the Agreement, I hereby fully and completely release and give up any and all waivable claims and rights that I may have against the Company, its parents, subsidiaries, affiliates, including but not limited to Greenlane Holdings, Inc., and each of their officers, directors, members, shareholders, employees, agents, representatives, consultants, fiduciaries, attorneys, insurers, benefit plans, plan administrators, joint venture partners, subsidiaries and affiliates, and all of their predecessors, successors, and assigns (collectively, the “Releasees”). The release in this Reaffirmation applies to all waivable claims resulting from anything that has happened up through the date I sign this Reaffirmation, including claims of which I am not aware and those not specifically mentioned in this Reaffirmation. I understand that this Reaffirmation does not waive rights or claims that may arise after the date that I sign this Reaffirmation. Without limiting the generality of the foregoing, I specifically release all waivable claims against the Releasees relating to: (i) my employment by the Company, the terms and conditions of such employment, the employment agreement between myself and the Company, any offer letter (if any), employee benefits related to my employment with the Company, the termination of my employment with the Company, and/or any of the events relating directly or indirectly to or surrounding such termination; (ii) any and all claims of discrimination, harassment, whistleblowing or retaliation in employment (whether based on federal, state or local law, statutory or decisional), (iii) any claim under the Ontario Employment Standards Act, 2000, or any other similar legislation, under contract, and/or at common law. all claims under the Age Discrimination in Employment Act of 1967, as amended (“ADEA”), the Worker’s Adjustment and Retraining Notification Act (“WARN”) and any state equivalent, Title VII of the Civil Rights Act of 1964, as amended (“Title VII”), the Americans with Disabilities Act, as amended (“ADA”), the Civil Rights Act of 1991, the Reconstruction Era Civil Rights Act of 1866, 42 USC §§ 1981-86, as amended, the Fair Labor Standards Act, the Equal Pay Act (“EPA”), the Family and Medical Leave Act, as amended (“FMLA”), the Employee Retirement Income Security Act (“ERISA”) (other than claims with regard to vested benefits), Sections 503 and 504 of the Rehabilitation Act of 1973, the Genetic Information Non-Discrimination Act, the Lilly Ledbetter Fair Pay Act of 2009, the Fair Credit Reporting Act, the False Claims Act, the Sarbanes-Oxley Act, the Uniformed Services Employment and Reemployment Rights Act, the Occupational Safety and Health Act (“OSHA”), the National Labor Relations Act (“NLRA”), or any national, state or local discrimination, harassment, whistle blowing or retaliation law; (iv) any and all claims under any provision of law, statutory or decisional, and otherwise; (v) any and all claims for damages of any kind whatsoever, including without limitation compensatory, punitive, treble, liquidated and/or consequential damages; (vi) any and all claims under any contract, whether express or implied, and all claims in equity; (vii) any and all claims for unintentional or intentional torts, for emotional distress, and for pain and suffering; (viii) any and all claims for violation of any statutory or administrative rules, regulations or codes; and (ix) any and all claims for attorneys’ fees, paralegals’ fees, costs, disbursements, wages, bonuses, benefits, vacation and/or the like and/or (x) any other claim based upon any Canadian, federal, state, or local law or any alleged wrongful conduct or injury arising out of or in any way connected with any acts or omissions occurring on or prior to the date Employee signed the Agreement. I represent that I know of no claim that I have against the Company or any of the other Releasees that is not released by this Section 3. I understand and agree that this Reaffirmation is binding on me and on anyone who succeeds to my rights. I hereby irrevocably covenant to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any of the Releasees, based upon any matter purported to be released hereby, and this covenant and release shall be a complete and final bar to any claims released hereunder. I understand that nothing in the Agreement or this Reaffirmation shall preclude me from exercising my rights as set forth in Section 5 hereof.

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Employee intends the release set forth in this Agreement to include all claims encompassed by this Section 4, known and unknown, intends to waive and relinquish every right or benefit they had, have or may have and intend their release to extend to, and include without limitation, all claims which are presently unknown, unanticipated and/or unsuspected.

4. I represent and warrant that I have not: (a) filed or initiated any legal proceedings against any of the Releasees and that no such proceedings have been initiated on my behalf; (b) assigned, transferred, pledged or otherwise disposed of or conveyed to any third party any right or claim against any of the Releasees which has been released in the Agreement or this Reaffirmation, or (c) directly or indirectly assisted any third party in filing, causing or assisting to be filed, any claim against the Releasees. Except as set forth in Section 5 below, I agree that I will not encourage or solicit or voluntarily assist or participate in any way in the filing, reporting or prosecution by myself or any third party of a proceeding or claim against the Releasees based upon or relating to any claim released by me in the Agreement or this Reaffirmation.

5. I acknowledge and understand that nothing in the Agreement or this Reaffirmation shall interfere with my right to (i) file a charge or participate in any investigation or proceeding conducted by the Equal Employment Opportunity Commission or other federal, state or local government agency charged with enforcement of any law; (ii) report possible violations of any law, rule or regulation to any governmental agency or entity charged with enforcement of any law, rule or regulation; or (iii) make other disclosures that are protected under whistleblower provisions of any law, rule or regulation. Notwithstanding the foregoing, by signing this Reaffirmation, I expressly waive any right to recover damages and to be awarded equitable and/or injunctive relief in connection with any administrative or court action brought against the Company or any of the other Releasees, whether brought by me, on my behalf, or by any government agency or other party, related in any way to the matters released in Section 3 above or Section 4 of the Agreement. However, I understand that I do not waive any right (if any) I may have to recover a bounty or reward from the Securities and Exchange Commission (“SEC”) in connection with the disclosure of information to the SEC. The Agreement and this Reaffirmation shall not be modified unless in writing and signed by both the Company and me. I agree that the Agreement and this Reaffirmation set forth all the promises and agreements between me and the Company and supersede all prior and contemporaneous agreements, understandings, inducements or conditions, expressed or implied, oral or written, except that the post-employment obligations contained in any confidentiality agreement, non-disclosure agreement, offer letter or similar agreement shall remain in full force and effect following my execution of the Agreement and this Reaffirmation, shall survive the termination of my employment, and are incorporated by reference herein.

6. I acknowledge that I have been advised in writing to consult with an attorney before signing the Agreement and this Reaffirmation, and that I have been afforded the opportunity to consider the terms of the Agreement and this Reaffirmation and incorporated waiver of claims for twenty-one (21) days prior to signing the Agreement and this Reaffirmation. I acknowledge that no representation, promise, or inducement has been made other than as set forth in the Agreement and this Reaffirmation, and that I enter into this Reaffirmation knowingly without reliance upon any other representation, promise, or inducement that is not set forth in the Agreement and herein. I acknowledge and represent that I assume the risk for any mistake of fact now known or unknown, and that I understand and acknowledge the significance and consequences of the Agreement and this Reaffirmation. I further acknowledge that I have read the Agreement and this Reaffirmation in their entirety; that I fully understand all of their terms and their significance; and that I have signed the Agreement and this Reaffirmation voluntarily and of my own free will. I further affirm that, upon receipt of my final paycheck from the Company, I will have been paid and/or have received all leave (paid or unpaid), compensation, bonuses and/or benefits to which I may be entitled from the Company through the Separation Date and that no other leave (paid or unpaid), compensation, bonuses and/or benefits are due to me from Company. I further affirm that I have been provided and/or have not been denied any leave requested under applicable federal, state, and local law, and have not suffered any workplace injuries that have not previously been reported to the Company.

7. I understand that I have seven (7) days following the Separation Date to return a signed copy of this Reaffirmation to the Company, attention Legal Department at 1095 Broken Sound Parkway NW, Suite 100, Boca Raton, FL 33487 and by sending an email to legal@greenlane.com. I further understand that I have the right to revoke this Reaffirmation within seven (7) days after my execution of this Reaffirmation by giving notice in writing of such revocation to the Company, attention Legal Department at 1095 Broken Sound Parkway NW, Suite 100, Boca Raton, FL 33487 and by sending an email to legal@greenlane.com. As such, this Reaffirmation shall not become effective until the eighth (8th) day following my signing of this Reaffirmation. In the event that I do not timely return a signed copy of this Reaffirmation to the Company or I revoke this Reaffirmation, then this Reaffirmation and the Agreement, and the promises contained therein, shall automatically be deemed null and void, the Company will not be obligated to provide me with the Payment under Section 3 of the Agreement, and the Separation Date shall be unaltered. I acknowledge and understand that the Company is not obligated to provide me with the Payment under Section 3 of the Agreement until after the Effective Date.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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THIS IS A LEGAL DOCUMENT – READ CAREFULLY BEFORE SIGNING.

I represent and warrant that I have read the Confidential Separation and General Release Agreement and this Reaffirmation in their entirety, have been offered twenty-one (21) days to review the Confidential Separation & General Release Agreement and this Reaffirmation and I have been advised in writing herein to consult with an attorney prior to signing this Reaffirmation. I further represent and warrant that I am of sound mind and fully understand and voluntarily assent to all of the terms of this Reaffirmation.

EMPLOYEE:

Signature

[NAME]

Date:

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